Exhibit 99.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements on Form F-3 (File No. 333-85646, 333-12384, 333-126811) and related Prospectus of Barclays Bank PLC pertaining to the issue of up to U.S. $12,870,714,000 aggregate principal amount of debt securities, preference shares and American Depositary Shares,

(2)	Registration Statement on Form S-8 (File No. 333-12818) pertaining to tbe Barclays PLC Approved and Unapproved Incentive Share Option Plans and Executive Share Award Scheme;

(3)	Registration Statement on Form S-8 (File No. 333-112796) pertaining to the 1999 Barclays Bank PLC Deferred Compensation Plan (as amended and restated effective March 1, 2003), and

(4)	Registration Statement on Form S-8 (File No. 333-112797) pertaining to the Barclays Bank PLC U.S. Senior Management Deferred Compensation Plan (as effective February 10, 2004);

of our audit report dated April 2, 2007, with respect to the consolidated financial statements of ABN AMRO Holding N.V. included in the Form 6-K of Barclays PLC and Barclays Bank PLC dated April 23, 2007, filed with the Securities and Exchange Commission.

Amsterdam, The Netherlands

April 23, 2007

/s/ Ernst & Young Accountants
Ernst & Young Accountants